Calculation of Filing Fee Tables
S-8
EDGEWELL PERSONAL CARE Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	2,300,000	$ 19.34	$ 44,482,000.00	0.0001381	$ 6,142.96
Total Offering Amounts:						$ 44,482,000.00		$ 6,142.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,142.96
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. (2) Consists of 2,300,000 incremental shares of Common Stock, $0.01 par value per share (the "Common Stock"), 2,100,000 shares of Common Stock which became available for issuance upon the adoption of the Edgewell Personal Care Company 3rd Amended and Restated 2018 Stock Incentive Plan (the "3rd A&R 2018 Plan") and 200,000 shares of Common Stock that have become available under such plan and/or its predecessor pursuant to the share recycling provision. (3) Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the shares of Common Stock of Edgewell Personal Care Company reported on the New York Stock Exchange on March 13, 2026. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources